EXHIBIT 99.1

                   SEVENTH AMENDMENT AND TERMINATION AGREEMENT


     This Seventh Amendment and Termination Agreement (the "Agreement"), dated this __ day of May, 2005, between PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation ("Licensor" or "PMI"), and ENESCO GROUP, INC., an Illinois corporation ("Licensee" or "Enesco"), is to evidence:

     WHEREAS, pursuant to a License Agreement dated July 1, 1993 (the "License Agreement"), Licensor granted Enesco Corporation, an Ohio corporation ("Enesco Ohio"), certain rights with respect to the PRECIOUS MOMENTS property; and

     WHEREAS, the License Agreement was amended by First Amendment dated December 29, 1997, effective January 1, 1998, and by Second Amendment dated January 22, 1999, effective January 1, 1999; and

     WHEREAS, Enesco Ohio assigned the License Agreement to Licensee effective January 21, 2000; and

     WHEREAS, since the License Agreement was signed, UNITED FEATURE SYNDICATE, INC., d.b.a UNITED MEDIA has become the exclusive, worldwide licensing representative of Licensor; and

     WHEREAS. The License Agreement was further amended by a Third Amendment dated July 30, 2001, Fourth Amendment dated December 19, 2002, Fifth Amendment dated May 5, 2003 and Sixth Amendment dated September 24, 2004 (the term "License Agreement" as used herein shall mean the July 1, 1993 License Agreement together with all amendments thereto); and

     WHEREAS, the parties wish to amend the License Agreement in certain respects, including for the purpose of terminating the License Agreement in accordance with the terms of this Agreement; and

     WHEREAS, capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the License Agreement;

     NOW, THEREFORE, the License Agreement is amended and terminated and the Business (as such term is hereinafter defined in Section 1.12) will be transferred to PMI as follows:

     1. ESTIMATED TIMELINE.

     1.1 Term Sheet. PMI and Enesco entered into term sheet in February 2005 describing the proposed License Agreement release terms (the "Term Sheet"). Between the date of the Term Sheet and the date of this Agreement, the parties have been using their best efforts to proceed with the following transactions contemplated by this Agreement: (a) the amendment of the License Agreement as provided in Section 2 and (b) the transition of the responsibilities for the manufacturing, exporting, importing, distributing, marketing and selling the Licensed Products of PMI (the "Business") from Enesco to PMI as provided in
Section 3 and the termination of the License Agreement. The parties agree the Term Sheet shall have no force or effect.

     1.2 Agreement Execution. With the execution of this Agreement, the parties will make a public announcement mutually agreed to by the parties regarding the transactions contemplated by this Agreement as described in Section 1.1 above and their expectation of completing the Transition (as such term is hereafter defined in Section 4.1B) by no later than July 1, 2005 as provided in Section 3.


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     1.3 Transitional Services. Following the Transition Date (as such term is hereinafter defined in Section 3.1), Enesco has agreed to provide certain on-going services to PMI with respect to the Business on an as-needed basis through December 31, 2006 as provided in the Transitional Services Agreement attached as Exhibit A hereto (the "Transitional Services Agreement").

     1.4 Release of Certain Liens. Notwithstanding the foregoing, the parties agree that this Agreement will be of no force and effect unless and until Enesco obtains appropriate releases from its lenders related to the Acquired Assets to be sold to PMI and such lenders consent to this Agreement.

     2. AMENDMENTS TO LICENSE AGREEMENT.

     2.1 2004 Royalty Payments. Enesco will make all royalty payments owed for periods ending on or prior to December 31, 2004, including, but not limited to, the 2004 Difference Payment of $7,170,410.44. Subparagraph 4(c) of the License Agreement is amended to provide that the 2004 Difference Payment will be payable $1,800,000 on March 31, 2005 which the parties acknowledge has been made, $1,790,136.81 on July 1, 2005, $1,790,136.81 on October 1, 2005 and
$1,790,136.82 due on January 2, 2006. Upon any failure to pay such amounts when due, such past due amounts will, after a three business day cure period, bear interest at the annual rate of 18%.

     2.2 2005, 2006, 2007 Royalty Payments. Subparagraph 4(c) of the License Agreement is amended to provide that the Annual Minimum Royalty for 2005 shall be decreased from $15,000,000 to $4,000,000 and the Annual Minimum Royalty of $15,000,000 for each of 2006 and 2007 is decreased to zero ($0). Royalty payments for 2005 will be based upon payment of the higher of actual earned royalties or the Annual Minimum Royalty calculated in accordance with the terms of the License Agreement (as modified by the preceding sentence). The Annual Minimum Royalty of $4,000,000 will be payable in quarterly installments as follows: (a) $2,000,000 on March 31, 2005 which the parties acknowledge has been made and (b) $2,000,000 on July 1, 2005. If the actual earned royalties for 2005 exceed the Annual Minimum Royalty paid for such six-month period, Enesco shall pay PMI the Difference Payment within 90 days of the Transition Date. Upon any failure to pay such amounts when due, such past due amounts will, after a three business day cure period, bear interest at the annual rate of 18%.

     2.3 Termination of the License Agreement and Release.

     2.3.1 Paragraph 13 of the License Agreement is amended to provide that as of the Transition Date the License Agreement hereby terminates. Only Section 12(a) of the License Agreement (limited to third party claims) and Section 15 of the License Agreement (other than the sell-off right and references within such section to other portions of the License Agreement) will survive this termination. Sections, 2, 4.3, 4.4, 4.6, 4.10, 4.11, and 5 of this Agreement will survive any termination or expiration hereof.

     2.3.2 (a) Upon the Transition Date, PMI expressly and completely releases and forever discharges Enesco and its affiliates and parent corporations, their administrators, successors, assigns, insurers, officers, directors, employees, legal representatives and agents (collectively "Enesco Group") from liability for any and all claims, costs, causes of action, damages, losses, obligations, or liabilities of any nature whatsoever at law or in equity, past or present whether or not now or heretofore known, suspected, or claimed against Enesco Group arising out of or related to the License Agreement, or Enesco Group's breach, performance or lack of performance under the License Agreement (the "PMI Released Claim"), other than claims relating to this Agreement or to the portions of the License Agreement which survive as set forth in Section 2.3.1 above.


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     (b) Upon the Transition Date, Enesco expressly and completely releases and forever discharges PMI and its affiliates and parent corporations, their administrators, successors, assigns, insurers, officers, directors, employees, legal representatives and agents (collectively "PMI Group") from liability for any and all claims, costs, causes of action, damages, losses, obligations, or liabilities of any nature whatsoever at law or in equity, past or present whether or not now or heretofore known, suspected, or claimed against PMI Group arising out of or related to the License Agreement, or PMI Group's breach, performance or lack of performance under the License Agreement (the "Enesco Released Claim"), other than claims relating to this Agreement or to the portions of the License Agreement which survive as set forth in Section 2.3.1 above.

     2.3.3 Each party covenants and agrees that it, its successors, assigns, legal representatives and agents will not sue, institute, cause to institute, assist in instituting any proceeding in any court or governmental agency against the other to charge it with liability for or to recover any compensation or money from Enesco Group or PMI Group, respectively, related to or arising from the PMI Released Claim or the Enesco Released Claim, as applicable.

     2.3.4 Each party understands that each of Enesco Group and PMI Group, hereby released, admits no liability or wrongdoing of any sort for any claims, costs, causes of action, demands, losses, damages, obligations, or liabilities of any nature whatsoever at law or in equity, past or present, which may be claimed against Enesco Group or PMI Group, respectively, including, but not limited to, the PMI Released Claim and Enesco Released Claim, respectively, and any and all claims related to claims set forth in all previous correspondence between PMI and Enesco Group.

     2.3.5 Each party warrants and represents that it has neither made nor suffered to be made any assignment or transfer of any right, claim, demand or cause of action covered by this release or related to or arising from the Enesco Released Claim, in the case of Enesco and the PMI Released Claim, in the case of PMI and that Enesco is the sole, absolute and equitable owner of the Enesco Released Claim, and PMI is the sole, absolute and equitable owner of the PMI Released Claim..

     3. TRANSITION OF THE BUSINESS.

     3.1 Completion of the Transition of the Business. Enesco and PMI have agreed to complete the Transition on July 1, 2005 (the "Transition Date"). On and after the Transition Date, the License Agreement shall terminate as provided in Section 2.3.1.

     3.2 Parties' Responsibilities With Respect to the Transition of the
Business.

     3.2.1 From and after the date of this Agreement until the Transition Date, Enesco and PMI will each cooperate in good faith with the other to prepare for the Transition on the Transition Date. Following execution of this Agreement and continuing during the Transition Period (as defined in the Transitional Services Agreement), PMI will be given reasonable access during regular business hours at Enesco at mutually agreed upon times for the purpose of preparing for the Transition, including access to: (i) relevant Enesco reports and other documents concerning the Business, (ii) Licensed Products, (iii) suppliers of the Business and (iii) Enesco's Precious Moments customers and sales personnel. Preparation for the Transition includes, but is not limited to, the following:


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     (a) provision of existing purchase order information in a format mutually agreed upon by the parties.

     (b) allowing PMI to have reasonable access to records relating to customers of the Business, suppliers, inventory and Licensed Products (subject to applicable legal restrictions on confidentiality of confidential information).

     (c) upon request from PMI, relocating Licensed Product Inventory (as defined in Section 4.1.1) from Enesco's warehouse to a warehouse owned by PMI; provided, all risk of loss relating to such inventory shall transfer to PMI immediately upon departure from Enesco's warehouse and such transfer will be made at PMI's sole expense, excluding costs for palletizing and loading that Licensed Product Inventory.

     3.2.2 Until the Transition Date, Enesco shall conduct the Business in the ordinary course of business consistent with past practices. Specifically, and in keeping with the preceding sentence, Enesco:

     (a) will continue to operate the Business consistent with Enesco's past practices, including but not limited to, activities with respect to Licensed Product development, pricing, marketing initiatives and pick, pack and shipping operations and procurement (i.e., subject to Section 3.2.2A below, Enesco will continue to order inventory in the ordinary course of business consistent with past practices);

     (b) will not make adjustments in the timing of Licensed Product Inventory shipments outside of the ordinary course of business, including but not limited to directing vendors to change deliveries scheduled before the Transition Date to after the Transition Date;

     (c) shall not engage in any activity with respect to the Licensed Products and the Business that could reasonably be expected to harm the Precious Moments brand, the Licensed Products and their future marketability, including, but not limited to, any of the following: (i) bulk sales of inventory, (ii) loading the trade through discounts, (iii) dating or other terms, (iv) other discounting, or
(v) directions to the sales force to limit or otherwise change their marketing efforts with respect to the Licensed Products;

     (d) except as otherwise requested by PMI in writing, shall use commercially reasonable efforts to (i) maintain intact and preserve the business organization material to the Business, (ii) retain the employees specified in Schedule 3.2.5 who are material to the Business so that they will be available to PMI after the Transition Date and (iii) continue all current sales, marketing and promotional activities relating to the Business consistent with past practices;

     (e) shall not (i) sell, dispose or abandon any of the Acquired Assets except in the ordinary course of the Business and consistent with past practices or (ii) incur any Lien on any of the Acquired Assets except in the ordinary course of the Business and consistent with past practices, subject to the release thereof as required by Section 4.1; and

     3.2.2A Notwithstanding the foregoing, after execution of this Agreement, Enesco will make no order of Licensed Product Inventory which is not likely to be shipped until 2006 and will not be responsible for marketing or product development of Licensed Product which is not likely to be shipped until 2006.


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     3.2.3 From and after the date hereof until the Transition Date PMI shall have the right, using reasonable business judgment, to approve any major business initiatives and/or programs relating to the Licensed Products and the Precious Moments brand if those initiatives or decisions are different from Enesco's past practices. Enesco shall have the right to examine PMI's business plan for 2005 to the extent such plan involves the on-going use of the Enesco name.

     3.2.3A Enesco will use commercially reasonable efforts on mutually agreeable terms to separate out by June 1, 2005 non-EDI orders having a requested shipment date of on or after the Transition Date.

     3.2.4 Enesco and PMI will agree upon a transition team (the "Transition Team") whose responsibilities will include finalizing the timetable and identifying and implementing all actions necessary to complete a successful transition of the Business. The members of the Transition Team are set forth on
Schedule 3.2.4 hereto. From the date hereof through the Transition, Enesco will provide PMI with access to and the right to participate in the weekly scheduled meetings/calls with Enesco regional sales managers. PMI will, for items included on that meetings agenda, be free to follow up with individual sales personnel individually. For non-agenda items, PMI may call and meet with Precious Moments sales force (consisting of national account executives, regional sales managers and individual sales representatives) provided PMI notifies Enesco before such meetings and PMI provides Enesco a reasonable opportunity to participate in that meeting and provided PMI agrees to honor Enesco's reasonable requests relating to the timing, frequency and subject matter of such meetings/calls. PMI personnel may accompany Enesco national account executives on sales calls for the purpose of meeting customers of Licensed Product. During the term of this Agreement, Enesco will give PMI reasonable access to the broadcast function of Enesco's voice mail system. PMI will copy Cynthia Passmore on all those messages and on any mass mailings, electronic or otherwise, to Enesco's sales force. Similarly, Enesco will copy Dan Huwel and John Brooks on any broadcast voice mail message or mass mailing, including electronic mass mailings, excluding those messages which are not product oriented and do not involve the Business. Each party agrees for itself and its agents to maintain as strictly confidential and not to use or disclose any information of the other party received pursuant to the access to Enesco's internal communications granted in this Section and elsewhere in this Agreement

     3.2.5 Subject to the provisions of this Section, from and after the date of this Agreement PMI shall have the right to contact and solicit for employment only those Enesco employees and former employees listed on Schedule 3.2.5 ("Approved Employees"). Enesco agrees to release (a) any Approved Employees and
(b) other employees or former employees or independent contractors of Enesco who Enesco subsequently approves for hiring or engaging by PMI who are, in fact, hired or engaged by PMI from any non-competition or similar covenants that would preclude such employees from working for or providing services to PMI.

     3.2.6 During the period from the date of execution of this Agreement to the Transition Date and provided PMI executes any confidentiality agreement reasonably requested by Enesco to preserve the non-public nature of such information under Regulation FD, Enesco shall promptly notify PMI of the following to the extent material to the Business:

     (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;


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     (c) any actions, suits, charges, complaints, claims, investigations or proceedings commenced or, to the best of Enesco's knowledge, threatened against, relating to, involving or otherwise affecting, the Business which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.7.5 or which relate to the consummation of the transactions contemplated by this Agreement;

     (d) any material adverse change in the Business, the Acquired Assets, condition (financial or otherwise), operations or prospects of the Business or of any event that would materially impair Enesco's ability to perform its obligations under this Agreement;

     (e) the occurrence or non-occurrence of any event, of which Enesco has knowledge, the occurrence or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Transition Date; or

     (f) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

The delivery of any notice pursuant to this Section 3.2.6 shall not limit or otherwise affect the remedies available hereunder to either party.

     3.2.7 Reserved.

     3.2.8 With respect to (i) Assigned Contracts (as defined in Section 4.1.11) for which third consents are necessary to assign but have not been obtained by the Transition Date and (ii) other agreements and contracts relevant to the Business but which are not included within the Assigned Contracts, upon request from PMI, Enesco agrees use its commercially reasonable efforts to provide introductions to relevant contract parties in assisting PMI to obtain replacement contracts. The failure to obtain such replacement contracts shall not be deemed a breach of this Agreement or a failure to consummate the Transition. In addition, Enesco will use its commercially reasonable efforts to provide an introduction to Walt Disney Corporation relating to PMI entering into a relationship with such company similar to Enesco's relationship with such company.

     4. ENESCO TRANSFER OF THE BUSINESS TO PMI. In consideration for PMI's payment of cash consideration referenced in Section 4.1B.2 below and PMI's agreement to the amendments and termination of the License Agreement and the adjustments in royalties contemplated in Sections 2.1 and 2.2 above, on the Transition Date Enesco agrees to transfer the Business and the Acquired Assets to PMI in accordance with the provisions of this Section 4.

     4.1 Acquired Assets. On the terms and subject to the conditions set forth in this Section 4, Enesco will transfer, convey, assign and deliver to PMI on the Transition Date all of the right, title and interest in, to and under all the assets set forth below (collectively, the "Acquired Assets"), free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind or character (collectively, "Liens"); provided, however, the Acquired Assets shall not include any accounts receivable of the Business as provided in Section 4.1A. The Acquired Assets shall consist of the following:


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     4.1.1 All Licensed Product inventory ("Licensed Product Inventory") as of the Transition Date owned by Enesco (i.e., excluding any inventory for which title is owned by NC Cameron (a Canadian subsidiary of Enesco) and Enesco Limited (a United Kingdom subsidiary of Enesco), other than inventory transferred to those subsidiaries after the date hereof out of the ordinary course of business). The parties acknowledge nothing in this Agreement affects inventory owned by distributors which are not subsidiaries of Enesco. Schedule
4.1.1 hereto contains Enesco's Licensed Product Inventory as of the date of this Agreement, including, but not limited to, the inventory for the Precious Moments Clubs (as such term is hereinafter defined in Section 4.1.6) and any other Licensed Products Inventory whether or not included on Enesco's balance sheet, which Schedule will be updated by Enesco as of the Transition Date for the Licensed Product Inventory included in the Acquired Assets. PMI shall have the right at any time after the date of this Agreement to audit and verify the Licensed Product Inventory at its sole expense by providing Enesco with seven business days prior notice thereof. The parties currently intend to negotiate distribution agreements by and between NC Cameron and Enesco Limited, respectively, on the one hand and PMI on the other hand on or before the Transition Date. Under those distribution agreements, Precious Moments products manufactured in Asia will be sold, port of embarkation, to NC Cameron and Enesco Limited by PMI at PMI's cost, plus twenty percent (20%). The parties will negotiate pricing applicable to purchases by NC Cameron and Enesco Limited for replenishment product not sourced from Asia.

     4.1.2 Historical archives of Licensed Products.

     4.1.3 The Precious Moments bronze statue in Enesco's lobby.

     4.1.4 Collateral marketing and promotional materials, including, but not limited to, display materials.

     4.1.5 Customer lists and records for all Business customers only as they relate to the purchase of Licensed Products, excluding, however, records related to Wal-Mart and subject to applicable legal requirements relating to the transfer of personal or confidential information;

     4.1.6 Subject to the provisions of Section 4.2, to the extent allowed by law, lists ("Precious Moments Club Lists") of all current and past members of the Precious Moments Collectors Club and Precious Moments Fun Club ("Precious Moments Clubs"), including names, addresses and any other contact information maintained by Enesco with respect to members of the Precious Moments Clubs.

     4.1.7 Those warehouse bins (and related equipment) currently being utilized to ship Licensed Products; provided, PMI agrees that not all such bins/equipment shall be included and PMI and Enesco shall reasonably agree prior to the Transition Date which bins/equipment will be included consistent with prior discussions.

     4.1.8 Copies of all PMI historical reports and records of the Licensed Products, including, but not limited to, financial reports, sales reports and customer research.

     4.1.10 All artwork and designs relating to all past, present and currently being developed Licensed Products, which shall include, but not be limited to,
(a) all artwork and photographs related the development of Licensed Products (all line drawings, painted or otherwise, pictures of clay sculptures, fired porcelain bisque samples and photographs thereof), (b) all photographs in Enesco's archives of all past, present and currently being developed Licensed Products and (c) images libraries maintained by Enesco's creative services department and by Occozzio in Augusta, Georgia.


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     4.1.11 Subject to the provisions of Section 4.5 below, an assignment of the contracts, agreements and arrangements to which Enesco is a party relating to the Business and listed individually or by category on Schedule 4.1.11 hereto ("Assigned Contracts").

     4.1.12 any toll-free phone number relating only to the Precious Moments Clubs.

     4.1.13 Subject applicable privacy laws, the registration cards (and any related databases created therefrom) received by Enesco in connection with Licensed Product Inventory.

     4.1A Excluded Assets. Notwithstanding the foregoing and for the avoidance of doubt, the term Acquired Assets will not include any accounts receivable or other receivable arising prior to the Transition Date. For purposes of this Agreement an account receivable will be deemed to have arisen on the date of shipment of Licensed Product for which such account receivable relates.

     4.1B Business Transition. The consummation of the transition of the Business as contemplated by this Agreement (the "Transition") shall take place at the office of Wildman, Harrold, Allen & Dixon LLP, 225 West Wacker Drive, Suite 3000, Chicago, Illinois 60606 on the Transition Date. The Transition shall consist of the following deliveries by the parties.

     4.1B.1 Deliveries of Enesco. On the Transition Date, Enesco shall deliver to PMI the following documents:

     (a) a Bill of Sale duly executed by Enesco in form sufficient to transfer title to the Acquired Assets to PMI in form and substance reasonably acceptable to the parties; and

     (b) an Assignment and Assumption Agreement duly executed by Enesco assigning the Assigned Contracts to PMI in form and substance reasonably acceptable to the parties (the "Assignment and Assumption").

For the avoidance of doubt, the parties acknowledge and agree that Enesco's obligation to consummate the Transition will be deemed to have been completed upon delivery of the items set forth above. Any breach of Enesco's other obligations under this Agreement may give rise to indemnity or other claims under this Agreement but will not be deemed to result in a failure on the part of Enesco to consummate the Transition.

While not a condition to the consummation of the Transition, Enesco agrees to reimburse PMI for 1/2 of the invoiced consulting fees charged by Michael Berent relating to the Transition; provided, Enesco's payment obligation under this paragraph shall not exceed $50,000. Such amount will be paid via offset of such amount against amounts owed by PMI to Enesco at the Transition Date or pursuant to Section 4.1B.2 under this Agreement.

     4.1B.2 Deliveries of PMI. On the Transition Date, PMI shall deliver to Enesco the Assignment and Assumption assuming the Assumed Obligations (as such term is defined in Section 4.3). In addition, on October 1, 2005, PMI shall pay to Enesco the invoiced cost for Licensed Product Inventory of the sku's set forth on Schedule 4.1B.2 to the extent that such inventory is physically present at Enesco's Elk Grove Village, Illinois or PMI's Carthage, Missouri facility on the Transition Date. Such amount will be paid via offset of such amount against amounts due to PMI on October 1, 2005 pursuant to Section 2.1 above.


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     4.2 Precious Moments Clubs and Programs.

     4.2.1 With respect to the Precious Moments Clubs, Enesco acknowledges that
(a) it has received certain of the 2005 membership dues from the members of the Precious Moments Clubs which entitles the members to one figurine and 4 newsletters during 2005 and (b) any Precious Moments Club kits provided to retail stores that remain unsold at the end of 2005 may be returned for a credit. Enesco agrees to pay to PMI at the Transition Date the membership dues received for all members of the Precious Moments Clubs to which Precious Moments kits have not been delivered as of the Transition Date. On or before January 31, 2006, PMI will report the number of returned Precious Moment Club kits it received from retail stores. On or before February 28, 2006, Enesco agrees to reimburse PMI for Enesco's "allocable share" of the amount of any credit PMI must give to those retailers for returned Precious Moments Club kits. As used in this Section, Enesco's allocable share of such returns shall be calculated as a fraction, (x) the numerator of which is the number of Precious Moments Club Kits shipped by Enesco during 2005 prior to the Transition Date and (y) the denominator of which is the number of Precious Moments Club Kits shipped by PMI during 2005 on or after the Transition Date consistent with Enesco's past practices plus the amount set forth in (x) above

     4.2.2 Enesco acknowledges that it initiated a Precious Moments Loyalty Card Program in March, 2005 in which persons who purchase five or more Precious Moments figurines by May 31, 2005 are entitled to purchase a limited edition figurine for a discounted price of $25.00. Orders for the limited edition figurine and the purchase price therefor are currently being taken and held by a third party fulfillment company, with plans to place the orders after May 31, 2005 for planned delivery in September, 2005. Enesco agrees to have the third party fulfillment company maintain the funds collected in escrow (the "Loyalty Card Program Escrowed Funds") and, if the Transition Date occurs before the shipment of the limited edition figurines, to assign to PMI all contractual agreements with the third party fulfillment company and the Loyalty Card Program Escrowed Funds to enable PMI to fulfill Enesco's obligations under the Loyalty Card Program.

     4.3 Assumed Liabilities. Except for the Assumed Obligations (as defined below) and the other obligations specifically provided in this Agreement, PMI shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities of Enesco of any kind, character or description whatsoever, including any liabilities of the Business accruing prior to the Transition Date. PMI hereby agrees to assume the following liabilities of Enesco (the "Assumed Obligations") as of the Transition Date, except for Section 4.3.1:

     4.3.1 For the period from the date of this Agreement until the Transition Date PMI agrees to assume or reimburse Enesco and pay Enesco on the Transition Date for 100% of the base salary and benefits provided to Tom Fallon, Kim Lawrence and Karen Belgrad. PMI's reimbursement obligation under this Section shall not be deemed to constitute those employees as employees of PMI or any of PMI's affiliates, and none of Enesco's employees shall be entitled by virtue of this Agreement to any benefits afforded generally to employees of PMI or any of PMI's affiliates;

     4.3.2 all obligations under the Assigned Contracts;

     4.3.3 all remaining obligations under the 2005 Precious Moments Clubs including, without limitation, delivery of Precious Moments kits and the preparation and delivery of two additional regularly scheduled Precious Moments newsletters;

     4.3.4 Subject to the provisions of Section 4.2.2, all obligations under the Precious Moments Loyalty Card Program;


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     4.3.5 all obligations under the customer purchase orders set forth on
Schedule 4.3.5;

     4.3.6 all obligations under the Licensed Product Inventory purchase orders set forth on Schedule 4.3.6;

     4.3.7 obligations and other payables relating to the Business and incurred with the written approval of PMI; and

     4.3.8 Except for Enesco's allocable share of certain Precious Moments Club kits which are Enesco's obligation pursuant to Section 4.2.1 above, the cost of any returned Licensed Products (regardless of when and by whom such products were shipped) returned more than 45 days after the Transition Date.

     4.4 Further Assurance; Post Transition Cooperation. Enesco will, from time to time, at the request of PMI, whether at or after the Transition Date, execute and deliver such other and further instruments of conveyance, assignment, transfer and consent as PMI or its counsel may reasonably require for the most effectual conveyance and transfer of the Acquired Assets to PMI, and Enesco will assist PMI in the collection and reduction to possession of the Acquired Assets. Following the Transition Date, upon reasonable advance notice each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Transition Date and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party at the requesting party's sole expense in connection with (a) the preparation of tax returns, (b) the determination or enforcement of rights and obligations under this Agreement,
(c) compliance with the requirements of any governmental or regulatory authority, (d) the determination or enforcement of the rights and obligations of any Indemnitee (as defined and provided in Section 4.11.3) or (e) in connection with any actual or threatened action or proceeding.

     4.5 Third-Party Consents. Anything in this Agreement to the contrary notwithstanding, (a) if an assignment or purported assignment to PMI of any Acquired Asset, including any lease or contract included in the Acquired Assets, or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of other parties thereto, would constitute a breach thereof or would not result in PMI receiving all of the rights of Enesco thereunder, and
(b) such consent has not been obtained by the Transition Date, such Acquired Asset shall be deemed not to have been assigned by Enesco to PMI, and the obligations thereunder shall be deemed not to have been assumed by PMI and the failure to obtain such consent and assign such contract or lease shall not be deemed a breach of this Agreement or a failure to consummate the Transition. In those circumstances, if requested by PMI, after the Transition Date PMI and Enesco will use reasonable commercial efforts to obtain any such consent. If such consent is not obtained and is required to effectively assign an Acquired Asset to PMI, Enesco will cooperate with PMI in any reasonable arrangement to provide PMI with the full claims, rights and benefits under any such Acquired Asset at PMI's expense, including without limitation, enforcement at the cost and for the benefit of PMI of any and all rights of Enesco, against a third party thereto arising out of the breach or cancellation by such third party or otherwise, and any amount received by Enesco in respect thereof shall be held for and paid over to PMI.

     4.6 Returns During the First 45 Days. Enesco shall be liable for the cost of any Licensed Products returned within 45 days of the Transition Date. To the extent PMI pays for any such returns, Enesco agrees to reimburse PMI for the costs thereof within 30 days of receiving an invoice from PMI for such costs.

     4.7 Enesco Representations and Warranties With Respect to the Acquired Assets and the Business. Enesco represents and warrants to PMI on the date hereof and on the Transition Date as follows:

     4.7.1 Enforceability, Conflict and Consents.

     (a) Enesco has taken all requisite action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transfer of the Acquired Assets and the other transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Enesco, enforceable in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement nor the consummation by Enesco of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof will: (i) conflict with or result in a breach of Enesco's Articles of Incorporation or By-Laws; or (ii) to Enesco's knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority.

     (c) Except as set forth on Schedule 4.1.11, no consent or approval of or notification to any governmental authority or other third party is required in connection with the execution and delivery of this Agreement, or the consummation of the transaction contemplated hereby.

     4.7.2 Books and Records. All accounts, books, ledgers and official and other records material to the Business and the Acquired Assets of whatsoever kind have been properly and accurately kept and are true and complete, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

     4.7.3 Title to Properties; Encumbrances. Except as set forth on Schedule 4.7.3, Enesco has good, valid and marketable title to, or enforceable leasehold interests in or valid rights under contract to use, all the Acquired Assets, free and clear of all Liens; provided any Liens set forth on Schedule 4.7.3 shall be released on or prior to the Transition Date. All equipment included in the Acquired Assets owned or otherwise contracted for by Enesco is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate and suitable for the purposes for which it is presently being used.

     4.7.4 Licensed Product Inventory. The Licensed Product Inventory included in the Acquired Assets (other than obsolete inventory that has been written off in Enesco's books and records) consists in all material respects of items usable and saleable in the ordinary course of business in Enesco's present Licensed Product lines. The inventory is valued at the lower of cost (on a first-in-first-out basis) or market in accordance with GAAP on a basis consistent with all prior periods of Enesco since the fiscal year ended December 31, 2004.

     4.7.5 Litigation. There are no actions, suits, claims or proceedings pending or, to the knowledge of Enesco, threatened against or involving Enesco or any of its assets or properties, before any court or arbitration tribunal or by or before any governmental authority that question the validity of this Agreement or seek to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any governmental authority, court or arbitration tribunal against Enesco or any of its assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

     4.7.6 Customers and Suppliers. Schedule 4.7.6 sets forth for the years ended December 31, 2003 and 2004, the top ten (10) customers (by revenues) ("Top 10 Customers"), including the sales information by Licensed Product and sku, and the top three (3) suppliers of the Licensed Products (by revenues) ("Top 3 Suppliers"). To the knowledge of Enesco (a) no Top 10 Customer has given any formal notice of intent to materially curtail, cancel or terminate its business relationship with Enesco; and (b) none of the Top 3 Suppliers, has canceled or terminated the provision of services, Licensed Products or supplies to Enesco.

     4.7.7 Operation of the Business. Since January 1, 2005, Enesco (a) has operated the Business in the ordinary course consistent with past business practices, including, but not limited to, activities with respect to Licensed Product development, pricing, marketing initiatives and pick, pack and shipping operations and procurement; and (b) has not engaged in any activity with respect to the Licensed Products and the Business that could reasonably be expected to harm the Precious Moments brand, the Licensed Products and their future marketability, including, but not limited to, any of the following: (i) bulk sales of inventory, (ii) loading the trade through discounts, (iii) dating or other terms, (iv) other discounting, (v) directions to the sales force to limit or otherwise change their marketing efforts with respect to the Licensed Products or (vi) any other activity not in the ordinary course of and consistent with Enesco's past business practices.

     4.7.8 Contracts. Except as set forth in Schedule 4.1.11 which Schedule
4.1.11 contains a listing of contracts relating to the Business which will not be Assigned Contracts and a listing of the Assigned Contracts:

     (a) Enesco is not a party to or subject to any material contracts, licenses, leases, agreements or commitments (oral or written) relating to the Business other than purchase orders and contracts for the purchase of goods and services entered into in the ordinary course consistent with past business practices;

     (b) each Assigned Contract to which Enesco is a party is in full force and effect and is valid and enforceable against Enesco, as the case may be, and, to the best of Enesco's knowledge, the third parties thereto, and no third party to any Assigned Contract has given formal notification of its intent to modify, cancel, terminate or otherwise suspend its relationship with Enesco, as the case may be;

     (c) Enesco is not in default under any Assigned Contracts made or obligations owed by Enesco and all of such Assigned Contracts are in full force and effect and are valid and enforceable against Enesco; and

     (e) Enesco has heretofore delivered to PMI true and correct copies of all contracts and agreements listed in Schedule 4.1.11.

     4.7.9 Compliance with Law. Enesco is not and has not been at any time in material violation of any applicable foreign, Federal, state or local law, rule, regulation or ordinance, or any judgment, writ, decree, injunction, order or any other requirement of any court, administrative agency, bureau, board, commission, office, department or other governmental authority or agency relating to the Business and no notice has been received by Enesco alleging any such violation. All pricing and selling practices used or employed by Enesco are and have been at all times in material compliance with all such Federal, state and local laws, rules, regulations and ordinances.

     4.7.10 Precious Moments Clubs. In the past 12 months, Enesco has not sold, assigned, leased or otherwise transferred to, or permitted the use by, or disclosed to (or authorized, permitted or suffered to incur any such sale, assignment lease, transfer, use or disclosure) any person, any list of names (including the Precious Moments Club Lists), email addresses or other identifying information of past or present members of the Precious Moments Clubs.

     4.7.11 2004 Sales. 2004 gross sales from the Business, as summarized on
Schedule 4.7.11 hereto by channel and Licensed Product line, exceeded
$50,000,000.

     4.8 PMI Representations and Warranties. PMI represents and warrants to Enesco as follows:

     4.8.1 Enforceability, Conflict and Consents.

     (a) PMI has taken all requisite action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of PMI, enforceable in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement nor the consummation by PMI of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof will: (i) conflict with or result in a breach of PMI's Articles of Incorporation or By-Laws or (ii) to PMI's knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority.

     (c) No consent or approval of or notification to any governmental authority or other third party is required in connection with the execution and delivery of this Agreement, or the consummation of the transaction contemplated hereby.

     4.8.2 Litigation. There are no actions, suits, claims or proceedings pending or, to the knowledge of PMI, threatened against or involving PMI or any of its assets or properties, before any court or arbitration tribunal or by or before any governmental authority that question the validity of this Agreement or seek to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any governmental authority, court or arbitration tribunal against PMI or any of its assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

     4.9 Conditions of Performance. The obligations of Enesco and PMI to effect the Transition on the Transition Date are subject to fulfillment (or waiver in writing where permissible) prior to the Transition Date that there shall not:
(a) be in effect any law or order which makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement,
(b) have been commenced, or threatened in writing, any action or proceeding by any governmental or regulatory authority which seeks to prevent or enjoin in any respect the transactions contemplated by this Agreement which Enesco or PMI, as the case may be, in good faith believes to be material, or (c) have been commenced, or threatened in writing, any action or proceeding by any other person which seeks to prevent or enjoin in any material respect the transactions contemplated by this Agreement and which in the opinion of counsel to Enesco or PMI, as the case may be, is reasonably likely to result in the issuance of such an injunction. In addition, the obligation of PMI to effect the Transition on the Transition Date is subject to there not having occurred any Bad Faith Event. As used herein, a "Bad Faith Event" shall be the willful misconduct of Enesco in violating the provisions of Section 3.2 which willful misconduct is the proximate cause of a material adverse change in the Business. For the avoidance of doubt, a material adverse change in the Business will not be deemed to be a Bad Faith Event if such material adverse change is the result, to a material degree, of general economic conditions or changes affecting the industry generally in which such entity operates.

     4.10 Restrictive Covenants.

     4.10.1 Precious Moments Club Lists. From and after the Transition Date, Enesco agrees that it will not, and will cause its affiliates and its and their respective owners, employees, officers, directors, consultants, advisors, representatives and agents not to, directly or indirectly, use the Precious Moments Club Lists in any way, including, but not limited to, soliciting the Precious Moments Club members to purchase other Enesco products, without the prior written consent of PMI.

     4.10.2 Enesco Non-Solicitation of PMI Employees. For a period commencing on the date hereof and continuing for two years after Transition Date, Enesco agrees that it will not, directly or indirectly, solicit for employment any employees of PMI and its affiliates; provided, however, that the foregoing shall not apply to (a) the hiring or contracting of any individual who approaches Enesco on an unsolicited basis; (b) the solicitation or hire of or contracting with any individual whose employment with PMI was previously terminated by either PMI or the individual; and (c) any solicitation conducted by public advertisement or recruiting agency not specifically targeting the employees of PMI and its affiliates and the hiring or contracting of any individual who responds thereto. PMI acknowledges the rights of its employees to seek employment at will.

     4.10.3 PMI Non-Solicitation of Enesco Employees. For a period commencing on the date hereof and continuing for two years after Transition Date, PMI agrees that it will not, directly or indirectly, solicit for employment any employees of Enesco and its affiliates; provided, however, that the foregoing shall not apply to (a) the hiring or contracting of any individual who approaches PMI on an unsolicited basis; (b) the solicitation or hire of or contracting with any individual whose employment with Enesco was previously terminated by either Enesco or the individual; (c) any solicitation conducted by public advertisement or recruiting agency not specifically targeting the employees of Enesco and its affiliates and the hiring or contracting of any individual who responds thereto; and (d) Approved Employees and other current or former employees approved by Enesco in writing for hiring by PMI. Enesco acknowledges the rights of its employees to seek employment at will.

     4.10.4 Non-Disclosure of Confidential Information. Each of Enesco and PMI agrees not to at any time, disclose, directly or indirectly, to any person any confidential information relating to the Business and the Licensed Products, including, but not limited to, any information concerning the financial condition, customers, sources of leads and methods of obtaining new business, or methods of doing and operating the Business and producing the Licensed Products which are not (a) known to others, (b) readily available to others from sources other than Enesco or PMI (other than by virtue of a breach of the foregoing by Enesco or PMI) or (c) in the public domain; provided, however, PMI's obligation under this Section shall terminate on the Transition Date.

     4.11 Indemnification.

     4.11.1 Enesco's Indemnification.

     (a) Enesco agrees to indemnify, defend and hold harmless PMI, its affiliates and its and their respective shareholders, officers, directors, employees, agents, representatives, successors and assigns from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel ("Damages") arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants and agreements of Enesco contained in this Agreement or in any document or certificate delivered by Enesco at or prior to the Transition Date.

     (b) Except for Enesco's obligations under Section 4.10 and under the Transitional Services Agreement and Enesco's payment obligations under this Agreement all of which shall survive until the expiration of the applicable statute of limitations and for which Enesco shall have full liability, the representations and warranties of Enesco contained in this Agreement shall survive the Transition Date and the consummation of the transactions contemplated hereby for a period of 12 months from and after the Transition Date.

     (c) PMI waives compliance by Enesco with (a) the provisions of any "bulk transfer law" of any state or local jurisdiction in connection with the transfer of the Acquired Assets to PMI and (b) any bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, if and to the extent applicable to the transactions contemplated by this Agreement. Enesco shall indemnify, defend and hold PMI harmless against any and all liabilities that may be asserted by third parties against PMI as a result of noncompliance with any such bulk transfer laws in accordance with the provisions of this
Section 4.11.

     4.11.2 PMI's Indemnification.

     (a) PMI agrees to indemnify, defend and hold harmless Enesco, its affiliates and its and their respective its shareholders, officers, directors, employees, agents, representatives, successors and assigns from, against and in respect of the full amount of any and all Damages arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of PMI contained in this Agreement or in any document or certificate delivered by PMI at or prior to the Closing.

     (b) Except for the provisions of Section 4.3 and PMI's obligations under the Transitional Services Agreement and PMI's payment obligations under this Agreement, all of which shall survive until the expiration of the applicable statute of limitations and for which PMI shall have full liability, the representations and warranties of PMI contained in this Agreement shall survive the Transition Date and the consummation of the transactions contemplated hereby for a period of 12 months from and after the Transition Date.

     4.11.3 Procedures for Making Claims. If and when either PMI or Enesco (the "Indemnitee") desires to assert a claim for Damages against the other party (the "Indemnitor") pursuant to the provisions of this Section 4.11, the Indemnitee shall deliver to the Indemnitor, reasonably promptly after the Indemnitee's receipt of a claim or specific and affirmative awareness of a potential claim, a certificate (the "Notice of Claim"): (a) stating that the Indemnitee has paid or accrued (or intends to pay or accrue) Damages to which it is entitled to indemnification pursuant to this Section 4.11 and the amount thereof (to the extent then known); and, (b) specifying to the extent possible (i) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (ii) the date each such item was or will be paid or accrued and (iii) the basis upon which Damages are claimed. If the Indemnitor shall object to such Notice of Claim, the Indemnitor shall deliver written notice of objection (the "Notice of Objection") to the Indemnitee within 15 days after delivery of the Notice of Claim. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Indemnitor objects to all or only a portion of the matter described in the Notice of Claim. If the Notice of Objection shall not have been so delivered within such 15 day period, the Indemnitor shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Damages set forth in the Notice of Claim shall be promptly paid to the Indemnitee, without the necessity of further action. If the Indemnitor shall make timely objection to a claim or claims set forth in any Notice of Claim and if such claim or claims shall not have been resolved or compromised within 60 days from the date of delivery of the Notice of Objection, then such claims shall be settled pursuant to Section 5.1 hereof.

     4.11.4 Participation in Defense of Third Party Claims. If any third party shall assert any claim against PMI which, if successful, might result in an obligation of Enesco to pay Damages and which can be remedied to the sole satisfaction of PMI by the payment of money damages without further adverse consequence to PMI, Enesco at its sole expense, may assume the primary defense thereof with counsel reasonably acceptable to PMI, but only if and so long as:
(a) Enesco diligently pursues the defense of such claim; and (b) Enesco acknowledges to PMI in writing that the claim, if resolved or settled adversely to PMI, is one for which Enesco is obligated to indemnify PMI hereunder. If Enesco fails or is unable to so elect to assume the primary defense of any such claim, PMI may (but need not) do so; in which event PMI may defend, settle or compromise the claim, at the expense and cost of Enesco, in any such manner as PMI reasonably deems appropriate.

     4.11.5 Indemnification Payments. With regard to the claims for which indemnification is payable hereunder, whether such claims have been made by third parties or by any party to this Agreement, such indemnifications shall be paid by the Indemnitor upon (a) the entry of a judgment against the Indemnitee and the expiration of any applicable appeal period; (b) the entry of an unappealable judgment or final appellate decision against the Indemnitee; or (c) a settlement with the consent of the Indemnitor; provided, however, with respect to claims by third parties, such consent shall not be unreasonably withheld. Interest on indemnification payments hereunder shall accrue at the prime rate as published in the Wall Street Journal, plus two percent (2%) per annum from (i) the later of the date the Damages to which such payment relates are incurred by the Indemnitee or the date written notice of such incurrence is given to the Indemnitor to (ii) the date of the Indemnitor's payment of indemnification for such Damages.

     4.11.6 Threshold. No claim for indemnification under this Section 4.11 be made unless and until the aggregate amount of such claims exceeds $100,000 (the "Threshold"), in which event the party seeking indemnification may claim indemnification for the amount of all such claims but only to the extent such amount exceeds the Threshold; provided, however, that the Threshold shall not limit the liability as a result of, with respect to or arising from (a) Enesco's indemnification obligations arising under Section 4.11.1(c), (b) specific payment/reimbursement obligations contemplated in this Agreement, or (b) a breach or inaccuracy of any representation or warranty (i) relating to title to the Acquired Assets, (ii) arising out of fraud or willful misconduct on the indemnifying party.

     5. MISCELLANEOUS.

     5.1 Dispute Resolution. In the event that an unresolved dispute (a "Dispute") arises between the parties over any material matter affecting the Transition of the Business as provided in Section 3 (including as to whether either party has complied with its obligations under this Agreement) and such Dispute shall not have been resolved pursuant to good faith negotiations between the parties, then either party may elect by written notice to the other to have the Dispute subjected to review by a joint review committee comprised of the CEO of Enesco and the CEO of PMI (the "Joint Review Committee") as provided in this
Section 5.1. The Joint Review Committee shall meet within 30 days of the date such notice is delivered, and shall engage in good faith efforts to resolve the Dispute. As soon as practicable after such meeting, the Joint Review Committee shall issue a decision setting forth the resolution of the Dispute or the method for determining the resolution of the Dispute. The decision of the Joint Review Committee with respect to any dispute shall be binding on the parties. Notwithstanding any provision in this Agreement to the contrary, either party may exercise all rights and remedies available to it under this Agreement or at law or in equity.

     5.2 Arbitration. In the event there is (a) any dispute, controversy or claim as to whether there is (i) a breach of any representation or warranty under Section 4.7 or Section 4.8 of this Agreement, (ii) whether an event of default exists due to non-performance by Enesco of its obligations under Sections 2.1 and 2.2, (iii) whether an event of default exists due to non-performance of either party of its obligations under Sections 2.3 and 4.10,
(iv) entitlement to indemnification to be provided under Section 4.11 and (b) such dispute, controversy or claim has not been resolved pursuant to Section 5.1 or the Joint Review Committee has not provided for a method for determining such resolution pursuant to Section 5.1, then such dispute, controversy or claim shall be resolved by arbitration under this Section 5.2.

     5.2.1 The parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Chicago, Illinois in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of Illinois, regardless of principles of conflicts of laws.

     5.2.2 In any arbitration pursuant to this Agreement, discovery shall be allowed and governed by the Illinois Code of Civil Procedure, subject, however, to the 30 day time period for the rendering of the arbitrator's decision as provided in Section 5.2.3 unless the parties agree otherwise.

     5.2.3 The arbitral tribunal will be composed of one arbitrator, who is a neutral and impartial lawyer with excellent academic and professional credentials (a) who has practiced law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters and (b) who has had both training and experience as an arbitrator and is generally available to serve as an arbitrator. In the event of failure of the parties to agree within 30 days of the referral of the issue to arbitration, the arbitrator shall be appointed by the AAA in accordance with the Rules. Upon the completion of the selection of arbitrator, an award or decision shall be rendered within no more than 30 days.

     5.2.4 Nothing set forth above shall be interpreted to prevent the parties from narrowing the scope of discovery or other procedural matters.

     5.2.5 The arbitrator will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if X submits a claim for $1,000 and if Y contests only $500 of the amount claimed by X and if the arbitrator ultimately resolves the dispute by awarding X $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to Y and 40% (i.e., 200 / 500) to X.

     5.2.6 Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts of the State of Illinois or the Federal District Court for the Northern District of Illinois. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

     5.2A Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered or sent by facsimile with electronic confirmation of delivery, if promptly followed by one of the other delivery methods set forth in this Section 5.2 or (b) one business day after timely delivery to a reputable overnight express courier (charges prepaid) for next business day delivery, or (c) five business days following mailing by certified or registered mail, postage prepaid. Unless another address is specified in writing by notice given in accordance with this Section, notices, demands and communications to the parties shall be sent to the addresses indicated below:

     If to PMI:                        Precious Moments, Incorporated
                                       2170 Point Boulevard, Suite 200
                                       Elgin, Illinois 60123
                                       Attention: Dan Huwel
                                       Fax: (847) 783-4248

     And to:                           Trivest, Inc.
                                       2665 South Bayshore Drive
                                       Suite 800
                                       Miami, Florida 33133
                                       Attention: Troy D. Templeton
                                       Fax: (305) 285-0102

     With a copy to                    Gordon & Einstein, Ltd.
     (which shall not constitute       224 East Ontario Street
     notice):                          Chicago, Illinois 60611
                                       Attention: Jean M. Einstein
                                       Fax: (312) 280-9599

     If to Enesco:                     Enesco Group, Inc.
                                       225 Windsor Drive
                                       Itasca, Illinois 60143
                                       Attention: Chief Executive Officer
                                       Fax: (630) 875-8110

     With a copy to                    Enesco Group, Inc.
     (which shall not constitute       225 Windsor Drive
     notice):                          Itasca, Illinois 60143
                                       Attention: General Counsel
                                       Fax: (630) 875-8110

     5.3 Costs. Each party hereto shall pay its own costs and expenses (including attorneys' fees, accountants' fees and other professional fees and expenses) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     5.5 Counterparts; Facsimile Copies. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. The parties acknowledge and agree to accept and be bound by facsimile transmitted copies of this Agreement and its counterparts.

     5.6 Miscellaneous. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. The agreements of the parties to, and the terms and conditions of, this Agreement are for the sole benefit of such parties and are not for the benefit of any third party. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of construction will be applied against either party hereto.

     5.7 Entire Agreement and Modification. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof, including, the Term Sheet. This Agreement may be amended only by a written instrument signed by the parties.

     5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state.


                       Signatures appear on following page


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above set forth.

ENESCO GROUP, INC.                             PRECIOUS MOMENTS, INCORPORATED


By: _____________________________________      By: _____________________________
    Cynthia Passmore-McLaughlin,                   Troy D. Templeton,
    President and Chief Executive Officer          Chief Executive Officer






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